EXHIBIT 99.1

Broadwind Announces First Quarter 2025 Results

CICERO, Ill., May 13, 2025 (GLOBE NEWSWIRE) --  Broadwind (Nasdaq: BWEN, or the “Company”), a diversified precision manufacturer of specialized components and solutions serving global markets, today announced results for the first quarter 2025.

FIRST QUARTER 2025 RESULTS

  Total revenue of $36.8 million
  Net loss of ($0.4) million, or ($0.02) per diluted share
  Total non-GAAP adjusted EBITDA of $2.4 million, or 6.4% of total revenue
  Ratio of net debt to trailing twelve-month non-GAAP adjusted EBITDA of 1.4x as of March 31, 2025
  Total orders of $30.5 million, increased +5% y/y, as of March 31, 2025
  Reiterating full-year 2025 revenue and Adjusted EBITDA guidance

Broadwind reported a net loss of ($0.4) million, or ($0.02) per diluted share in the first quarter 2025, compared to net income of $1.5 million, or $0.07 per diluted share, in the first quarter 2024. The Company reported adjusted EBITDA, a non-GAAP measure, of $2.4 million in the first quarter compared to $4.2 million in the prior year period. For a reconciliation of GAAP to non-GAAP metrics, please see the appendix of this release.

Revenue declined 2.1% on a year-over-year basis in the first quarter, primarily due to lower sales volume across the mining, oil & gas, and natural gas turbine end-markets, partly offset by stronger sales from the wind market.   Revenue in the Heavy Fabrications segment increased 14.7% compared to the prior year period, primarily due to increased demand for wind repowering adapters.   In the Gearing segment, revenue decreased 28.4% compared to the prior year period primarily due to lower demand in the mining and oil & gas end-markets. Within the Industrials Solutions segment, revenue decreased 29.3% compared to the prior year period, primarily due to lower shipments for aftermarket natural gas turbine content.

Total orders increased 5% in the first quarter, when compared to the prior year period, benefiting from increased customer demand for repowering adapters in the Heavy Fabrications segment, and natural gas turbine content in the Industrial Solutions segment. Within the Industrial Solutions segment, both orders and backlog reached record levels for the second consecutive quarter. The consolidated backlog decreased on a sequential basis to $117.0 million as of March 31, 2025.

At the end of the first quarter, Broadwind had total cash on hand and availability under its credit facility of $22.6 million. The Company’s ratio of net debt to trailing twelve month non-GAAP adjusted EBITDA was 1.4x at the end of the first quarter 2025.

MANAGEMENT COMMENTARY

“Customer activity continues to strengthen with orders increasing 5% on year-over-year basis, outpacing the average level seen over the past two years,” stated Eric Blashford, President and CEO of Broadwind. “With all five of our plants located within the United States we have limited direct exposure to the impact of U.S. trade policies. Therefore, our focus is to continue our diversification strategy directed at growing markets such as power generation and infrastructure, improving our operational efficiency, and increasing asset utilization, to expand profitability throughout 2025.”

“Demand for wind repowering adapters and natural gas turbine content drove the increase in total orders in the first quarter compared to the same period a year ago,” continued Blashford. “The Industrial Solutions segment recorded another record high of $10.1 million in orders this quarter, up 38% on a year-over-year basis. Orders for our PRS products, and within our mining end market were softer this quarter. However, we expect steady improvements in order activity across our diverse end-markets for the balance of this year.”

“Within our Gearing segment we entered the power generation market having secured greater than $2 million of related orders from a leading OEM of natural gas turbines,” continued Blashford. “Recent investments in industry leading machining capabilities and quality certifications, supported by our 100% U.S.-based manufacturing footprint, gives us a competitive advantage in growing end-markets like power generation.”

"Despite adverse product mix and supply chain delays impacting some deliveries, we delivered non-GAAP adjusted EBITDA margin of 6.4% during the first quarter," continued Blashford. "Our lean operations, cost management and customer focus position us to continue delivering profitable growth.”

“As of March 31, 2025, our net leverage was 1.4x, well within our target range of at or below 2.0x,” noted Blashford. “We had $22.6 million of available cash and liquidity to support our operations at the end of the first quarter.”

“Looking ahead to the rest of the year, we are reiterating our financial guidance for the full year 2025,” concluded Blashford. “Driven by improving orders, we see continuing momentum as we grow our core non-wind markets. With a policy environment that currently favors domestic manufacturers and limited exposure to evolving U.S. trade policies, we believe that our business is uniquely positioned for profitable growth through the cycle.”

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large, complex and precision fabrications, and proprietary industrial processing equipment, to customers in a broad range of industrial markets. Key products include wind towers and repowering adapters, compressed natural gas pressure reducing systems and industrial fabrications, including mining and material handling components and other frames/structures.

Heavy Fabrications segment sales increased by 14.7% to $25.2 million in the first quarter 2025, as compared to the prior year period, primarily driven by increased demand for wind repowering adapters. The segment reported operating income of $2.2 million in the first quarter, as compared to operating income of $2.0 million in the prior year period. Segment non-GAAP adjusted EBITDA was $3.4 million in the first quarter, as compared to $3.1 million in the prior year period.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing, precision-machined components and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing segment sales declined by 28.4% to $6.0 million in the first quarter 2025, as compared to the prior year period, primarily driven by softness in demand from our mining and oil & gas end-markets. The segment reported an operating loss of ($0.9) million in the first quarter, compared to operating income of $0.03 million in the prior year period. Segment non-GAAP adjusted EBITDA was ($0.2) million in the first quarter, as compared to $0.7 million in the prior-year period.

Industrial Solutions Segment
Broadwind provides supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market as well as other clean technology markets.

Industrial Solutions segment sales declined by 29.3% to $5.6 million in the first quarter 2025, as compared to the prior year period, primarily driven by lower shipments of natural gas turbine content. The segment reported operating income of $0.3 million in the first quarter compared to operating income of $1.8 million in the prior year period. Segment non-GAAP adjusted EBITDA was $0.5 million in the first quarter, as compared to $1.9 million in the prior year period.

FINANCIAL GUIDANCE

Today, Broadwind reiterated financial guidance for the full year 2025. The following financial guidance reflects the Company’s current expectations and beliefs. All guidance is current as of the time provided and is subject to change.

	Full Year 2025
$ in Millions	Low	Mid	High

Total Revenue	$140	$150	$160
Adjusted EBITDA	$13	$14	$15

FIRST QUARTER 2025 RESULTS CONFERENCE CALL

Broadwind will host a conference call today, May 13, 2025, at 11:00 a.m. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s corporate website at https://investors.bwen.com/investors. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Live Teleconference:	877-407-9716

To listen to a replay of the teleconference, which will be available through Tuesday, May 20, 2025:

Teleconference Replay:	844-512-2921
Conference ID:	13752898

ABOUT BROADWIND

Broadwind (Nasdaq: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, share-based compensation and other stock payments, restructuring costs, impairment charges, proxy contest-related expenses and other non-cash gains and losses) as supplemental information regarding the Company’s business performance. The Company’s management uses this supplemental information when it internally evaluates its performance, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results, which allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements”—that is, statements related to future, not past, events— as defined in Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements. Forward-looking statements include any statement that does not directly relate to a current or historical fact. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following: (i) our expectations and beliefs with respect to our financial guidance as set forth in this release; (ii) the impact of global health concerns on the economies and financial markets and the demand for our products; (iii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants, including the advanced manufacturing tax credits and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iv) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (v) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (vi) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary; (vii) our ability to continue to grow our business organically and through acquisitions; (viii) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (ix) information technology failures, network disruptions, cybersecurity attacks or breaches in data security; (x) the sufficiency of our liquidity and alternate sources of funding, if necessary; (xi) our ability to realize revenue from customer orders and backlog (including our ability to finalize the terms of the remaining obligations under a supply agreement with a leading global wind turbine manufacturer); (xii) the economy and the potential impact it may have on our business, including our customers; (xiii) the state of the wind energy market and other energy and industrial markets generally, including the availability of tax credits, and the impact of competition and economic volatility in those markets; (xiv) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xvi) the effects of the change of administrations in the U.S. federal government; (xvii) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xviii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xix) the effects of proxy contests and actions of activist stockholders; (xx) the limited trading market for our securities and the volatility of market price for our securities; (xxi) our outstanding indebtedness and its impact on our business activities (including our ability to incur additional debt in the future); and (xxii) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements including, but not limited to, those set forth under the caption “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS) (UNAUDITED)

	March 31,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash	$1,204	$7,721
Accounts receivable, net	11,166	13,454
AMP credit receivable	2,566	2,533
Contract assets	926	836
Inventories	49,516	39,950
Prepaid expenses and other current assets	2,768	2,374
Total current assets	68,146	66,868
LONG-TERM ASSETS:
Property and equipment, net	45,023	45,572
Operating lease right-of-use assets, net	14,355	13,841
Intangible assets, net	1,237	1,403
Other assets	557	606
TOTAL ASSETS	$129,318	$128,290

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and current maturities of long-term debt	$4,816	$1,454
Current portion of finance lease obligations	2,257	2,266
Current portion of operating lease obligations	2,306	2,115
Accounts payable	22,967	16,080
Accrued liabilities	3,890	3,605
Customer deposits	8,876	18,037
Total current liabilities	45,112	43,557
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	7,375	7,742
Long-term finance lease obligations, net of current portion	3,423	3,777
Long-term operating lease obligations, net of current portion	14,094	13,799
Other	5	15
Total long-term liabilities	24,897	25,333
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued
or outstanding	-	-
Common stock, $0.001 par value; 45,000,000 shares authorized; 22,902,433 and 22,593,589 shares issued as of March 31, 2025 and
December 31, 2024, respectively	23	23
Treasury stock, at cost, 273,937 shares as of March 31, 2025 and December 31, 2024,
respectively	(1,842)	(1,842)
Additional paid-in capital	401,843	401,564
Accumulated deficit	(340,715)	(340,345)
Total stockholders' equity	59,309	59,400
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$129,318	$128,290

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended March 31,
	2025	2024

Revenues	$36,838	$37,616
Cost of sales	32,512	30,979
Gross profit	4,326	6,637

OPERATING EXPENSES:
Selling, general and administrative	3,977	4,394
Intangible amortization	165	165
Total operating expenses	4,142	4,559
Operating income	184	2,078

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(516)	(532)
Other, net	(2)	3
Total other expense, net	(518)	(529)

Net (loss) income before provision for income taxes	(334)	1,549
Provision for income taxes	36	39
NET (LOSS) INCOME	$(370)	$1,510

NET (LOSS) INCOME PER COMMON SHARE - BASIC:
Net (loss) income	$(0.02)	$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	22,361	21,595

NET (LOSS) INCOME PER COMMON SHARE - DILUTED:
Net (loss) income	$(0.02)	$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	22,361	21,807

BROADWIND, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(370)	$1,510

Adjustments to reconcile net cash (used in) provided by operating activities:
Depreciation and amortization expense	1,702	1,596
Deferred income taxes	(11)	(8)
Stock-based compensation	189	225
Allowance for credit losses	(16)	(2)
Common stock issued under defined contribution 401(k) plan	286	287
Changes in operating assets and liabilities:
Accounts receivable	2,304	4,632
AMP credit receivable	(33)	5,319
Contract assets	(90)	800
Inventories	(9,566)	19
Prepaid expenses and other current assets	(394)	635
Accounts payable	6,815	(4,005)
Accrued liabilities	285	(71)
Customer deposits	(9,161)	(5,097)
Other non-current assets and liabilities	23	17
Net cash (used in) provided by operating activities	(8,037)	5,857

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(916)	(1,744)
Net cash used in investing activities	(916)	(1,744)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (payments on) line of credit, net	3,356	(4,657)
Proceeds from long-term debt	-	1,244
Payments on long-term debt	(361)	(325)
Payments on finance leases	(363)	(401)
Shares withheld for taxes in connection with issuance of restricted stock	(196)	-
Net cash provided by (used in) financing activities	2,436	(4,139)
	0.0%	-

NET DECREASE IN CASH	(6,517)	(26)
CASH beginning of the period	7,721	1,099
CASH end of the period	$1,204	$1,073

BROADWIND, INC. AND SUBSIDIARIES SELECTED SEGMENT FINANCIAL INFORMATION (IN THOUSANDS) (UNAUDITED)

	Three Months Ended
	March 31,
	2025	2024
ORDERS:
Heavy Fabrications	$12,391	$11,221
Gearing	7,960	10,446
Industrial Solutions	10,104	7,329
Total orders	$30,455	$28,996

REVENUES:
Heavy Fabrications	$25,248	$22,016
Gearing	5,966	8,337
Industrial Solutions	5,647	7,994
Corporate and Other	(23)	(731)
Total revenues	$36,838	$37,616

OPERATING INCOME/(LOSS):
Heavy Fabrications	$2,241	$2,046
Gearing	(892)	25
Industrial Solutions	330	1,767
Corporate and Other	(1,495)	(1,760)
Total operating income (loss)	$184	$2,078

BROADWIND, INC. AND SUBSIDIARIES RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (IN THOUSANDS) (UNAUDITED)

Consolidated	Three Months Ended March 31,
	2025	2024
Net (Loss) Income	$(370)	$1,510
Interest Expense	516	532
Income Tax Provision	36	39
Depreciation and Amortization	1,702	1,596
Share-based Compensation and Other Stock Payments	484	503
Proxy Contest-Related Expenses	-	(10)
Adjusted EBITDA (Non-GAAP)	$2,368	$4,170

Heavy Fabrications Segment	Three Months Ended March 31,
	2025	2024
Net Income	$1,717	$2,587
Interest Expense	147	89
Income Tax Provision (Benefit)	378	(630)
Depreciation	1,021	911
Share-based Compensation and Other Stock Payments	185	178
Adjusted EBITDA (Non-GAAP)	$3,448	$3,135

Gearing Segment	Three Months Ended March 31,
	2025	2024
Net Loss	$(961)	$(35)
Interest Expense	63	54
Income Tax Provision	6	7
Depreciation and Amortization	549	540
Share-based Compensation and Other Stock Payments	99	102
Adjusted EBITDA (Non-GAAP)	$(244)	$668

Industrial Solutions Segment	Three Months Ended March 31,
	2025	2024
Net Income	$196	$1,584
Interest Expense	114	163
Income Tax Provision	13	23
Depreciation and Amortization	114	100
Share-based Compensation and Other Stock Payments	54	50
Adjusted EBITDA (Non-GAAP)	$491	$1,920

Corporate and Other	Three Months Ended March 31,
	2025	2024
Net Loss	$(1,322)	$(2,626)
Interest Expense	192	226
Income Tax (Benefit) Provision	(361)	639
Depreciation and Amortization	18	45
Share-based Compensation and Other Stock Payments	146	173
Proxy Contest-Related Expenses	-	(10)
Adjusted EBITDA (Non-GAAP)	$(1,327)	$(1,553)

IR CONTACT

Noel Ryan, IRC
BWEN@val-adv.com